EXHIBIT 21.1

Subsidiaries of Alliance Holdings GP, L.P.

Alliance Resource Management GP, LLC, a Delaware Limited Liability Company

Alliance Resource Partners, L.P., a Delaware Limited Partnership

Alliance Resource Operating Partnership, L.P., a Delaware Limited Partnership

Alliance Coal, LLC, a Delaware Limited Liability Company

Alliance Land, LLC, a Delaware Limited Liability Company

Alliance Properties, LLC, a Delaware Limited Liability Company

Alliance Services, Inc., a Delaware Corporation

Backbone Mountain, LLC, a Delaware Limited Liability Company

Excel Mining, LLC, a Delaware Limited Liability Company

Gibson County Coal, LLC, a Delaware Limited Liability Company

Hopkins County Coal, LLC, a Delaware Limited Liability Company

MC Mining, LLC, a Delaware Limited Liability Company

Mettiki Coal, LLC, a Delaware Limited Liability Company

Mettiki Coal (WV), LLC, a Delaware Limited Liability Company

Mt. Vernon Transfer Terminal, LLC, a Delaware Limited Liability Company

Penn Ridge Coal, LLC, a Delaware Limited Liability Company

Pontiki Coal, LLC, a Delaware Limited Liability Company

Tunnel Ridge, LLC, a Delaware Limited Liability Company

Warrior Coal, LLC, a Delaware Limited Liability Company

Webster County Coal, LLC, a Delaware Limited Liability Company

White County Coal, LLC, a Delaware Limited Liability Company